UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

April 27, 2005
Date of Report (Date of earliest event reported)

AAMES INVESTMENT CORPORATION
(Exact name of Registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

1-32340 (Commission File Number)	34-1981408 (IRS employer identification no.)

350 South Grand Ave, 43rd Floor
Los Angeles, CA 90071
(Address of principal executive offices)(Zip Code)

(323) 210-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Jon D. Van Deuren's revised compensatory arrangement in connection with being promoted to Executive Vice President and Chief Financial Officer of the Company is disclosed below in Item 5.02(c) and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)     On April 27, 2005, Ronald J. Nicolas, Jr. submitted his voluntary resignation as the Company's Executive Vice President - Finance and Chief Financial Officer, citing his intent pursue other career opportunities. His resignation was effective April 29, 2005.

(c)     On April 28, 2005, the Company announced in a press release, a copy of which is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference, that it had promoted Jon D. Van Deuren, 52, to Executive Vice President - Finance and Chief Financial Officer, effective immediately. Mr. Van Deuren previously served as the Company's Senior Vice President - Finance and Chief Accounting Officer since February 2004. Mr. Van Deuren served in the same capacity with Aames Financial Corporation, the Company's corporate predecessor, from April 2001 to February 2004. Prior to that Mr. Van Deuren served as Senior Vice President - Finance of Aames Financial from December 1998 to April 2001. Prior to joining Aames, Mr. Van Deuren was the Chief Operating Officer of Burke, Williams and Sorenson, LLP. Mr. Van Deuren has also served as Chief Financial Officer of Guardian Bancorp and as a partner with KPMG, LLP.

In connection with Mr. Van Deuren's promotion, he will receive a base salary of $250,000 per year and continue to participate in the Company's executive bonus plan. Mr. Van Deuren also was awarded 15,000 shares of restricted common stock on May 2, 2005, pursuant to the Company's Amended and Restated 2004 Equity Incentive Plan. These shares will vest in four equal annual installments, with the first installment vesting on the first anniversary date of grant.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements: None

(b)	Pro forma financial informtaion: None

(c)	Exhibits:

99.1 Press release dated April 28, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAMES INVESTMENT CORPORATION

By:	/s/ Patrick D. Grosso
Patrick D. Grosso
Assistant Secretary

Dated: May 3, 2005

EXHIBIT 99.1

  Investment Corporation

AAMES INVESTMENT CORPORATION
Promotes Jon D. Van Deuren to Executive Vice President and Chief Financial Officer

Los Angeles, California, April 28, 2005 - Aames Investment Corporation (NYSE: AIC), a mortgage real estate investment trust, today announced that it promoted Jon D. Van Deuren to executive vice president and chief financial officer, effective immediately. Van Deuren replaces Ronald J. Nicolas, Jr., who has accepted a position at another financial institution. "We thank Ron for his many contributions to the Aames management team over the past four years as we've improved and grown the business, completed the conversion to a real estate investment trust, and listed as a public company," said A. Jay Meyerson, Chairman and Chief Executive Officer of Aames. "We wish him the best in all his future endeavors." "At the same time, we're very pleased to announce the promotion of Jon Van Deuren, our chief accounting officer, to the chief financial officer role," Meyerson added. "Jon has played a critical role in the finance group over the last five years, is ideally situated to take on the new responsibilities, and to help ensure a seamless transition." Mr. Van Deuren first joined Aames as Senior Vice President, Finance in December 1998 and was named Chief Accounting Officer in August 2001. Prior to joining Aames, Mr. Van Deuren was the Chief Operating Officer of Burke, Williams and Sorenson LLP, a Los Angeles based multi-state law firm. Prior thereto, Mr. Van Deuren served as the Chief Financial Officer of Guardian Bancorp and before that was a partner with KPMG LLP.

About Aames Investment Corporation

Aames is a mortgage REIT and, through its subsidiary Aames Financial Corporation, originates mortgage loans in 47 states. Aames Financial is a fifty-year old national mortgage banking company focused primarily on originating subprime residential mortgage loans through wholesale and retail channels under the name "Aames Home Loan." To find out more about Aames, please visit www.aames.net.

Information Regarding Forward Looking Statements

This press release may contain forward-looking statements under federal securities laws. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties that may cause our performance and results to vary include: (i) changes in overall economic conditions and interest rates; (ii) an inability to originate subprime hybrid/adjustable mortgage loans; (iii) increased delinquency rates in our portfolio; (iv) adverse changes in the securitization and whole loan market for mortgage loans; (v) declines in real estate values; (vi) limited cash flow to fund operations and dependence on short-term financing facilities; (vii) concentration of operations in California, Florida, New York and Texas; (viii) extensive government regulation; (ix) intense competition in the mortgage lending industry; and (x) an inability to comply with the federal tax requirements applicable to REITs and effectively operate within limitations imposed on REITs by federal tax rules. For a more complete discussion of these risks and uncertainties and information relating to the company, see the Form 10-K for the year ended December 31, 2004 and other filings with the SEC made by the company pursuant to the Securities Exchange Act of 1934. Aames Investment expressly disclaims any obligation to update or revise any forward-looking statements in this press release.

Further Information

For more information, contact Steven Canup, Senior Vice President, Corporate Development and Investor Relations, in Aames Investment's Investor Relations Department at (323) 210-5311 or at info@aamescorp.com via email.